Exhibit 99.1

Press Release

StoneMor Partners L.P. First Quarter 2008 Results

Bristol, PA, May 9, 2008 – StoneMor Partners L.P. (NASDAQ: STON) today announced its operating results for the first quarter 2008.

The first quarter of 2008 yielded a 75% increase in distributable free cash flow, exceeding $6 million, and record revenue for the company, exceeding $43 million. This represents an increase of 42% over the first quarter of 2007. Many of the other metrics that the company uses to evaluate its operational performance similarly improved. The acquisition of 45 cemeteries and 30 funeral homes completed on December 21, 2007 has significantly contributed to the company’s improved operating results.

The following table summarizes selected comparative items relating to the company’s operating performance for the periods presented.

	Three Months Ended March 31,
	2007	2008
	(in thousands)
Distributable Free Cash Flow (a)	$3,450	$6,066
Total Revenues	30,540	43,413
Operating Profit	1,611	3,733

(a)	This is a non-GAAP financial measure, as defined by the Securities and Exchange Commission.

Please see the reconciliation to GAAP measures within this press release.

As previously indicated, the acquisition that the company completed in December 2007 (the largest acquisition since the company went public in September 2004) significantly contributed to the 42% increase in revenues for the first quarter. Not only did revenues significantly increase, operating profit increased by over 130%, and all major metrics that the company uses to evaluate its operating performance increased.

Overall, expenses were in line with company projections. Costs of Goods Sold increased slightly as a percentage of revenues, primarily due to a minor change in product mix. Cemetery Expenses increased 40%, General & Administrative Expenses increased 40%, Corporate Overhead slightly increased; however, non-cash, unit-based compensation expense decreased by $542,000 during the quarter, the effect of which, when eliminated from corporate overhead, results in a 15% increase in Corporate Overhead. All of the increases in these items are directly attributable to the 75 properties acquired in December 2007.

As the company makes acquisitions, operational expenses are incurred immediately at their full levels; however, because revenues cannot be recognized until products are serviced, the corresponding revenue significantly lags operational expenses. Even though the company generated a significant increase in revenues, this revenue increase is smaller than the revenue increases that the company expects to recognize in the future as it fully integrates in the remaining quarters of 2008 its merchandise purchase program, which in turn will result in revenue recognition for the cemeteries that were recently acquired.

The significant increase in Interest Expense (52%) is directly related to debt incurred as a result of the company’s new acquisitions and working capital borrowings related to the build in the company’s pre-need business.

The company’s disproportionately less income tax provision results from a continuing effort to minimize taxes through restructure of the company’s taxable entities and the benefits the company achieves from qualifying as a Master Limited Partnership.

We have not experienced and, although there are no assurances, we do not expect to experience, any significant reduction in pre-need sales as a result of the current economic climate. The majority of our pre-need sales are made to individuals over 55 years old who have achieved a certain stability in their economic situation. When these individuals contract to purchase pre-need, they generally follow through. The only circumstance, historically, where we have suffered some economic pre-need decline is in areas of significantly increased unemployment. That does not appear to be the current economic situation. Although we are cognizant and concerned about the current economic climate, we consider our business to be stable and predictable.

Net Cash Provided by (Used in) Operating Activities

Net Cash Used in Operating Activities for the first quarter of 2008 significantly decreased. This decrease is directly related to the approximate $5.2 million increase in Accounts Receivable and $3.5 million increase in merchandise trust fund receivables during the first quarter of 2008. The increase in these two items was over $5.4 million more than the increase for these two items during the first quarter of 2007. Increases in these two items were funded by working capital borrowings of approximately $5.2 million that are reflected within the financing activity section of the company’s consolidated statement of cash flows. This presentation is required under GAAP; however, the company has indicated that as acquisitions are consummated, its operating philosophy is to build the business and capture market share through the selling of its products on a pre-need basis. The company considers working capital borrowings to be normal and necessary in its business and believes these are operating in nature. The company anticipates continuing to build its pre-need business and, as a result, will be borrowing an additional $5-8 million during the remaining course of 2008. See further discussion included within the Distributable Free Cash Flow section.

Operating Statistics

For some time, the company has discussed its operating statistics in quarterly earnings releases. The positive nature of these statistics indicates the successful integration of acquisitions and the generation of significant future cash flow. The major metrics that the company analyzes have shown significant increases for the first quarter as follows:

First Quarter 2008*
Number of Interments Performed	Increased 38% to 10,540
Number of Contracts Written	Increased 29% to 19,698
Aggregate contract amount	Increased 34% to 44,741

*	All increases compare to the first quarter of 2007.

Additionally, the company achieved increases in other operating statistics it considers important. These operating statistic trends were anticipated by the company as a result of its recent acquisition and the positive nature of these trends is expected to continue for the remaining quarters of the year. The average revenue per interment and per contract remained essentially the same as the first quarter. This trend was expected by the company.

Distributable Free Cash Flow

The company defines Distributable Free Cash Flow as net cash provided by (used in) operating activities before appropriate reserves, if any, less maintenance capital expenditures and other expenditures not related to normal operating activities, plus working capital borrowings to fund pre-need growth during the period presented. A reconciliation between net cash provided by (used in) operating activities (the GAAP financial measure the company believes is most directly comparable to distributable free cash flow) and distributable free cash flow for the quarters ended March 31, 2008 and 2007 follows:

(in thousands)	Three Months Ended
	March 31, 2007*	March 31, 2008
Net cash provided by (used in) operating activities	$1,368	$(869)
Maintenance capital expenditures	(648)	(679)
Working capital borrowings for pre-need growth	1,000	5,200
Annual expenses paid, less quarterly reserves	1,730	2,414

Distributable free cash flow	$3,450	$6,066

Distributions paid for the period	$4,610	$6,206

*	Reflects certain changes from last year to agree to current classifications.

Net Cash Provided by (Used in) Operating Activities for the quarter shows the effect of the company’s investment in its pre-need operations. As previously indicated, the company believes that capturing pre-need market share is in the best interests of its unit holders, even though this requires the use of working capital borrowings to fund pre-need growth. As indicated on the consolidated statement of cash flows, the increase in accounts receivable was $5.2 million and the increase in merchandise trust funds was $3.5 million. The company considers the increase in accounts receivable to be an investment in its growing pre-need operations and considers the increase in merchandise trust funds to be a timing difference primarily related to interest earned on the company’s trust funds, which it will receive in a period subsequent to March 31, 2008. The company does not see the need to borrow from its working capital facility to offset the increase in merchandise trust funds, but does require working capital borrowings to fund its pre-

need business through the increase in accounts receivable. The distributions paid during the period were slightly in excess of the distributable free cash flow generated during the period for two primary reasons:

1.	The first is the timing of receipt of interest from the company’s trust funds, which it will receive in a future period;

2.	The second is that expenses for new acquisitions are recognized faster than the related revenues for new acquisitions, while the company institutes its merchandise purchasing operating philosophy.

In the above chart the company’s caption “annual expenses paid, less quarterly reserves” reflects bonuses and tax payments in the quarter for 2007 items, less a reserve for the same items for the first quarter of 2008. Historically, the company makes its prior year bonus payment and prior year tax payment in excess of estimate in the first quarter.

Distributable free cash flow is a non-GAAP financial measure as defined by the Securities and Exchange Commission. Please see discussion on non-GAAP measures within this press release.

Investors’ Conference Call

An investors’ conference call to review first quarter results (which will be released before this call) will be held on Friday, May 9, 2008, at 11:00 AM Eastern Time. The conference call can be accessed by calling (888) 662-9069. An audio replay of the conference call will be available by calling (800) 633-8284 through 1:00 p.m. Eastern Time on May 23, 2008. The reservation number for the audio replay is as follows: 21381326. The audio replay of the conference call will also be archived on StoneMor’s website at http://www.stonemor.com.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Levittown, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 224 cemeteries and 57 funeral homes in 27 states plus Puerto Rico. StoneMor is the only publicly traded deathcare company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise.

For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the Investor Relations section, at http://www.stonemor.com.

Forward-looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided, as well as certain information in other filings with the SEC and elsewhere are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including, but not limited to, the following: uncertainties associated with future revenue and revenue growth; the impact of our significant leverage on our operating plans; the ability of us to service our debt; our ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; variances in death rates; variances in the use of cremation; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; our ability to successfully implement a strategic plan relating to producing operating improvement, strong cash flows and further deleveraging; uncertainties associated with the integration or the anticipated benefits of our acquisitions and various other uncertainties associated with the death care industry and our operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in our Annual Report on Form 10-K filed with the SEC. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Distributable Free Cash Flow

We present Distributable Free Cash Flow because management believes this information is a useful adjunct to Net Cash Provided by (Used in) Operating Activities under GAAP. Distributable Free Cash Flow is a significant liquidity metric that we believe is an indicator of our ability to generate cash flow during any quarter at a level sufficient to pay the minimum quarterly cash distribution to the holders of our common units and subordinated units and for other purposes, such as repaying debt and expanding through strategic investments.

Distributable Free Cash Flow is similar to quantitative standards of free cash flow used throughout the deathcare industry and to quantitative standards of distributable cash flow used throughout the investment community with respect to publicly traded partnerships, but is not intended to be a prediction of the future. However, our calculation of distributable free cash flow may not be consistent with calculations of free cash flow, distributable cash flow or other similarly titled measures of other companies. Distributable Free Cash Flow is not a measure of financial performance and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

StoneMor Partners L.P.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2007	March 31, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,800	$8,363
Accounts receivable, net of allowance	32,063	34,404
Prepaid expenses	2,707	2,211
Other current assets	5,193	6,961

Total current assets	53,763	51,939

LONG-TERM ACCOUNTS RECEIVABLE - net of allowance	40,081	42,586
CEMETERY PROPERTY	187,552	187,405
PROPERTY AND EQUIPMENT, net of accumulated depreciation	53,929	55,332
MERCHANDISE TRUSTS, restricted, at fair value	228,615	229,216
PERPETUAL CARE TRUSTS, restricted, at fair value	208,579	204,204
DEFERRED FINANCING COSTS - net of accumulated amortization	3,317	3,096
DEFERRED SELLING AND OBTAINING COSTS	35,836	37,464
OTHER ASSETS	85	478

TOTAL ASSETS	$811,757	$811,720

LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$19,075	$16,062
Accrued interest	677	1,099
Current portion, long-term debt	386	212

Total current liabilities	20,138	17,373

LONG-TERM DEBT	145,778	151,419
DEFERRED CEMETERY REVENUES, net	220,942	225,106
MERCHANDISE LIABILITY	79,574	80,142

TOTAL LIABILITIES	466,432	474,040

COMMITMENTS AND CONTINGENCIES
NON-CONTROLLING INTEREST IN PERPETUAL CARE TRUSTS	208,579	204,204

PARTNERS’ EQUITY
General partner	2,737	2,685
Limited partners:
Common	118,598	116,897
Subordinated	15,411	13,894

Total partners' equity	136,746	133,476

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$811,757	$811,720

See accompanying notes to the Condensed Consolidated Financial Statements in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

StoneMor Partners L.P.

Condensed Consolidated Statement of Operations

(in thousands, except unit data)

(unaudited)

	Three months ended March 31,
	2007	2008
Revenues:
Cemetery
Merchandise	$14,580	$20,953
Services	7,067	9,234
Investment and other	5,863	7,065
Funeral home
Merchandise	1,271	2,389
Services	1,759	3,772

Total revenues	30,540	43,413

Costs and Expenses:
Cemetery cost of goods sold (exclusive of depreciation shown separately below):
Perpetual care	888	1,101
Merchandise and Services	3,016	4,624
Cemetery expense	6,784	9,487
Selling expense	6,244	8,205
General and administrative expense	3,738	5,229
Corporate overhead (including $1,158 and $616 in stock-based compensation for the three months ended March 31, 2007 and 2008 )	5,282	5,450
Depreciation and amortization	874	965
Funeral home expense
Merchandise	474	981
Services	1,004	2,221
Other	625	1,417

Total cost and expenses	28,929	39,680

OPERATING PROFIT	1,611	3,733

INTEREST EXPENSE	2,046	3,104

INCOME BEFORE INCOME TAXES	(435)	629

INCOME TAXES:
State	133	166
Federal	83	5

Total income taxes	216	171

NET INCOME (LOSS)	$(651)	$458

General partner’s interest in net income for the period	$(13)	$9

Limited partners’ interest in net income for the period
Common	$(339)	$328
Subordinated	$(299)	$121

Net income per limited partner unit (basic and diluted)	$(.07)	$.04

Weighted average number of limited partners’ units outstanding (basic and diluted)	9,036	11,784

See accompanying notes to the Condensed Consolidated Financial Statements in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

StoneMor Partners L.P.

Condensed Consolidated Statement of Cash Flows

(in thousands)

(unaudited)

	Three months ended March 31,
	2007	2008
OPERATING ACTIVITIES:
Net income	$(651)	$458
Adjustments to reconcile net income to net cash provided by operating activity:
Cost of lots sold	1,217	1,960
Depreciation and amortization	874	965
Stock-based compensation	1,158	616
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(1,973)	(5,199)
Allowance for doubtful accounts	473	1,179
Merchandise trust fund	(1,268)	(3,465)
Prepaid expenses	637	1,309
Other current assets	(64)	348
Other assets	(107)	(396)
Accounts payable and accrued and other liabilities	(3,955)	(3,518)
Deferred selling and obtaining costs	(1,322)	(1,628)
Deferred cemetery revenue	6,486	6,601
Merchandise liability	(137)	(99)

Net cash provided by operating activities	1,368	(869)

INVESTING ACTIVITIES:
Cost associated with potential acquisitions	(522)	(495)
Purchase of Subsidiaries, net of common units issued	—	(1,238)
Additions to cemetery property	(495)	(530)
Additions to property and equipment	(648)	(1,635)

Net cash used in investing activities	(1,665)	(3,898)

FINANCING ACTIVITIES:
Cash distribution	(4,610)	(6,206)
Additional borrowings on long-term debt	2,000	5,650
Repayments of long-term debt	(457)	(182)
Sale of partner units	—	68

Net cash provided by (used in) financing activities	(3,067)	(670)

NET INCREASE IN CASH AND CASH EQUIVALENTS	(3,364)	(5,437)
CASH AND CASH EQUIVALENTS - Beginning of period	9,914	13,800

CASH AND CASH EQUIVALENTS - End of period	$6,550	$8,363

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$2,277	$2,058

Cash paid during the period for income taxes	$973	$1,154

NON-CASH INVESTING AND FINANCING ACTIVITIES
Issuance of limited partner units to fund cemetery acquisition	$—	$500

See accompanying notes to the Condensed Consolidated Financial Statements in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.